GREY CLOAK TECH INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

Grey Cloak Dunn Group Warrant

COMMON STOCK PURCHASE WARRANT

THIS IS TO CERTIFY that, for value received, The Dunn Group, LLC, a Minnesota limited liability company, or its assigns (the “Holder”) is entitled, subject to the terms and conditions set forth herein, to purchase from Grey Cloak Tech Inc., a Nevada corporation (the “Company”) up to one million (1,000,000) fully paid and nonassessable shares of common stock of the Company (the “Warrant Securities”) at the initial price of twenty five cents ($0.25) per share but subject to adjustment as provided in Section 4 below (the “Exercise Price”).

1. Exercisability.

(A) General Exercisability. Subject to the vesting schedule in Section 2, below, this Warrant may be exercised between the date hereof and seven (7) years thereafter, by presentation and surrender hereof to the Company of a notice of election to purchase duly executed and accompanied by payment by check or wire transfer of the Exercise Price, or election to utilize the provisions of Section 1(B).

(B) Cashless Conversion of Warrants. Notwithstanding any provisions herein to the contrary, the Holder may convert this Warrant into that number of shares of the Company’s common stock by surrender of this Warrant at the principal office of the Company together with the properly endorsed form of election to purchase in which event the Company shall issue to the holder hereof a number of shares of the Company’s common stock computed using the following formula:

X = Y (A-B)

A

Where X = the number of shares of the Company’s common stock to be issued to the holder hereof

Y = the number of shares of the Company’s common stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A = the fair market value of one share of the Company’s common stock (at the date of such calculation)

B = the Exercise Price

All references herein to an “exercise” of the Warrant shall include a conversion pursuant to this Section. For the purposes of the above calculation, the Fair Market Value of one share of the Company’s common stock as of a particular date shall mean:

(a) If traded on a securities exchange or the NASDAQ National Market, the Fair Market Value shall be deemed to be the closing price of the common stock of the Company on such exchange or market on the date in question. If there is no closing selling price for such common stock on the date in question, then the fair market value shall be the closing selling price on the last preceding date for which such a quotation exists;

(b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the closing bid price of the common stock of the Company on the date in question. If there is no closing bid price for such common stock on the date in question, then the fair market value shall be the closing bid price on the last preceding date for which such a quotation exists;

(c) If the Company’s common stock is traded on multiple platforms, the Board of Directors of the Company shall determine the primary market for such common stock; and

(d) If there is no active public market, the “Fair Market Value” shall be the value thereof, as determined in good faith by the Company’s Board of Directors after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

A stock certificate representing the appropriate number of shares of the common stock shall be delivered to the holder hereof within five (5) business days following the date of exercise.

2. Vesting Schedule. This Warrant shall vest (a) immediately upon a Change of Control of the Company during the term of that certain Consulting Services Agreement between the Holder and the Company of even date herewith (the “Consulting Agreement”) or the Tail Period (as defined therein), or (b) in installments upon the successful acquisition by the Company, during the term of the Consulting Agreement, or the Tail Period, of the following number of IP addresses as a direct result of Holder’s efforts, as more fully set forth in the Consulting Agreement: (i) one-third (1/3) upon the acquisition of 17,000,000 IP addresses, (ii) one-third (1/3) upon the acquisition of an additional 17,000,000 IP addresses, and (iii) one-third (1/3) upon the acquisition of an additional 16,000,000 IP addresses.

A “Change of Control” will be deemed to have occurred if:

(i) any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities. For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities; or

(ii) during any period of two (2) consecutive years there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

3. Manner of Exercise. In case of the purchase of less than all the Warrant Securities, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the Warrant Securities. Upon the exercise of this Warrant, the issuance of certificates for securities, properties or rights underlying this Warrant shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof: provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder.

If and to the extent this Warrant is exercised, in whole or in part, the Holder shall be entitled to receive a certificate or certificates representing the Warrant Securities so purchased, upon presentation and surrender to the Company of the form of election to purchase attached hereto duly executed, and accompanied by payment of the purchase price.

4. Adjustment in Number of Shares.

(A) Adjustment for Reclassifications. In case at any time or from time to time after the issue date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, spin-off, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted proportionally.

(B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the issue date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities or property to which such Holder would be entitled had the Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

5. No Requirement to Exercise. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

6. No Stockholder Rights. Unless and until this Warrant is exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, no dividends shall be payable or accrue in respect of this Warrant.

7. Piggyback Registration Rights. If the Company, at any time, proposes to conduct an offering of its securities so as to register any of its securities under the Securities Act of 1933 (the “Act”), including under an S-1 Registration Statement or otherwise, the Company will at such time give written notice to the Holder of its intention so to do. If the offering being registered includes an underwriter, then subject to the approval of the underwriters, and upon the written request of the Holder, given within 10 days after receipt of any such notice, the Company will use its best efforts to cause the common stock underlying the exercise of the Warrants to be registered under the Act (with the securities which we are proposing to register).

8. Exchange. This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Securities purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Securities as shall be designated by the Holder at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

9. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of securities upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of securities, properties or rights receivable upon exercise of this Warrant.

10. Reservation of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock or other securities, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Principal Value, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

11. Notices to Holder. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

(a) the Company shall take a record of the holders of any class of its securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b) the Company shall offer to all the holders of a class of its securities any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option or warrant to subscribe therefor; or

(c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholder entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

12. Transferability. This Warrant may not be transferred or assigned by the Holder without prior approval by the Company, which the Company may withhold in its sole discretion, except for a Permitted Transfer. A “Permitted Transfer” means a transfer to the Holder’s member and such member’s family members or a trust their benefit upon the death of the Holder’s member or for estate planning purposes of the Holder’s member.

13. Informational Requirements. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

14. Notice. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger, or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. The address of the Company and of the Holder shall be as set forth in the Company’s books and records.

15. Choice of Law and Venue. This Warrant and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of

Nevada including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of Nevada, County of Clark.

16. Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective legal representatives, successors and assigns.

17. Attorneys’ Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and to be delivered in Las Vegas, Nevada.

Dated: September 25, 2015	Grey Cloak Tech Inc.,
a Nevada corporation

/s/ Fred Covely
By: Fred Covely
Its: President

Acknowledged:

/s/ Brian J. Dunn
Brian J. Dunn, Chief Manager of The Dunn Group, LLC

[FORM OF ELECTION TO PURCHASE]

Date: _________________

GREY CLOAK TECH INC.

Attn: President

Ladies and Gentlemen:

[ ] The undersigned hereby elects to exercise the warrant issued to it by Grey Cloak Tech Inc. (the “Company”) pursuant to the Common Stock Purchase Warrant Agreement between the Company and ______________, dated ________ (the “Warrant Agreement”) and to purchase thereunder ___________ (________) shares of Common Stock of the Company (the “Shares”) at a purchase price of twenty five cents ($0.25) per share or an aggregate purchase price of _______________ Dollars ($_______) (the “Purchase Price”).

[ ] The undersigned hereby elects under the provision set forth in Section 1(B) of the Warrant Agreement to make a net exercise of the Warrant as to __________ shares.

Pursuant to the terms of the Warrant Agreement the undersigned has delivered the aggregate Purchase Price herewith in full in cash or by certified check or wire transfer, if applicable.

The certificate(s) or other instruments for such shares shall be issued in the name of the undersigned or as otherwise indicated below.

Signature:
[name]
[address]